Exhibit 10.27

$15,000,000

CENTRAL PACIFIC FINANCIAL CORP.

Common Stock, no par value per share

Distribution Agreement

September 4, 2009

Sandler O’Neill & Partners, L.P.,

919 Third Avenue, 6th Floor,

New York, New York 10022

RBC Capital Markets Corporation,
3 World Financial Center,
200 Vesey Street, 8th Floor,
New York, New York  10006

Ladies and Gentlemen:

Central Pacific Financial Corp., a Hawaii corporation (the “Company”), proposes to issue and sell from time to time to or through Sandler O’Neill & Partners, L.P. (“Sandler O’Neill & Partners”) and RBC Capital Markets Corporation (“RBC Capital Markets”), as sales agents and/or principals (the “Agents”), shares of the Company’s common stock, without par value (the “Common Stock”) having aggregate sales proceeds of up to $15,000,000, on the terms set forth in this Distribution Agreement (this “Agreement”).  For the purposes of this Agreement, shares of Common Stock to be sold under this Agreement shall be referred to as “Shares.”  The Company agrees that whenever it determines to sell Shares directly to either of the Agents, as principals, it will enter into a separate agreement (each, a “Terms Agreement”) with such Agent, in substantially the form of Annex I hereto, relating to such sale.

Section 1. Representations and Warranties.  The Company represents and warrants to the Agents that, as of the date of this Agreement, any applicable Registration Statement Amendment Date (as defined in Section 3(i) below), each Company Periodic Report Date (as defined in Section 3(h) below), each Applicable Time (as defined in Section 1(a) below) and each Settlement Date (as defined in Section 2(g) below):

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-157166) for the registration of the Shares and other securities of the Company, which registration statement has been declared effective by the Commission under the Securities Act of 1933, as amended (the “1933 Act”), in respect of the Shares; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no written (or, to the knowledge of the Company, oral) notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the various parts of such registration statement, and any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the 1933 Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the prospectus supplement specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called the “Prospectus Supplement”; the Basic Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; any reference to any amendment or supplement to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated therein, in each case after the date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”).

At the respective times the Registration Statement was originally declared effective and any amendment thereto was declared effective, at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, at each “new effective date” with respect to the Agents pursuant to Rule 430B(f)(2) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”), the Registration Statement and any amendments thereto complied, comply and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

No order preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Basic Prospectus and the Prospectus Supplement, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

For the purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement; the Prospectus and the applicable Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time, taken together (collectively, and, with respect to any Shares, together with the public offering price of such Shares, the “General Disclosure Package”) as of each Applicable Time and each Settlement Date, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each applicable Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the General Disclosure Package as of such Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The documents incorporated or deemed to be incorporated by reference in the Prospectus Supplement or the Prospectus, at the respective time they were or hereafter are filed with the Commission, complied, comply and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) The statements set forth in the Prospectus Supplement under the captions “Risk Factors — Risks Related to this Offering”, “Description of Common Stock” and “Plan of Distribution” and in the Company’s Form 8-A filed with the Commission on December 12, 2002, as amended, insofar as they purport to constitute a summary of the terms of the Shares or certain provisions of the Company’s charter and by-laws or Hawaii law, and in the Basic Prospectus under the caption “Our Company - Supervision and Regulation”, in the Prospectus Supplement under the caption “Certain United States Tax Consequences to Non-U. S. Holders of Our Common Stock” and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 under the caption “Supervision and Regulation”, insofar as they purport to describe the provisions of the laws, rules, regulations and documents referred to therein, are accurate in all material respects and represent a fair summary of such terms or provisions, as applicable.

(d) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Hawaii and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined below).  Each of the Company’s subsidiaries that is a “significant subsidiary” as defined in Rule 1-02 of Regulation  S-X (each a “Subsidiary” and collectively the “Subsidiaries”) is listed on Exhibit 21 to the Company’s most recent Annual Report on Form 10-K/A filed with the Commission.  Except as otherwise stated on Exhibit 21, each Subsidiary is a direct or indirect wholly owned subsidiary of the Company.  Each Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect.  For the purposes of this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect on the business, financial condition, properties, shareholder’s equity, or results of operations of the Company and its Subsidiaries, taken as a whole.

(e) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.  The Company’s banking subsidiary holds the requisite authority from the Hawaii Division of Financial Institutions (the “Division”) to do business as a state-chartered banking corporation under the laws of the State of Hawaii as described in each of the General Disclosure Package and the Prospectus.  The Company and each Subsidiary are in compliance in all material respects with all laws administered by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (the “FDIC”), the Division and any other federal or state bank regulatory authorities with jurisdiction over the Company and its subsidiaries, except for failures to be so in compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f) The Company is subject to the reporting requirements of the 1934 Act and has timely filed all reports required thereby.

(g) The Company has the authorized capitalization set forth in the Prospectus.  All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other similar rights, except for such rights as may have been fully satisfied or waived.  Except as disclosed in the Prospectus and for options, restricted stock, restricted stock units and similar securities issued under the Company’s existing shareholder-approved equity compensation plans, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.  With respect to each of the Subsidiaries, all the issued and outstanding shares of such Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, and, except as disclosed in the Prospectus, are owned directly by the Company or one of its Subsidiaries free and clear of any liens, claims or encumbrances, other than the pledge of the capital of CPB Real Estate, Inc. to the Federal Home Loan Bank.

(h) The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, and conform in all material respects to the description thereof contained in each of the Registration Statement, the General Disclosure Package and the Prospectus.  No preemptive rights or other rights to subscribe for or purchase any shares of Common Stock exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement, except for such rights as may have been fully satisfied or waived prior to the Settlement Date.  There are no restrictions upon the voting or transfer of any of the Shares except as required under applicable federal or state securities laws.  No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares as contemplated herein.

(i) The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Company.  This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 7 of this Agreement may be limited by federal or state securities law or the public policy underlying such laws.

(j) KPMG LLP, who has expressed its opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2008, are registered independent public accountants as required by the 1933 Act and the 1933 Act Regulations and by the rules of the Public Accounting Oversight Board and, to the knowledge of the Company after reasonable inquiry, KPMG is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 with respect to the Company.

(k) The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares by the Company, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated (including, without limitation, the use of proceeds from the sale of the Shares as described in the Prospectus Supplement and the Prospectus under the caption “Use of Proceeds”), do not and will not (i) violate or conflict with any provision of the amended and restated articles of incorporation or bylaws of the Company or the organizational documents of any Subsidiary and (ii) except as would not reasonably be expected to result in a Material Adverse Effect and will not materially and adversely affect the Company’s ability to consummate the transactions contemplated by this Agreement, (x) result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any Subsidiary pursuant to the terms or provisions of, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, or give rise to the accelerated due date of any payment due under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which any of the Company or any Subsidiary is a party or by which any of the Company or any Subsidiary or their respective properties may be bound or affected or (y) violate any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any Subsidiary or any of their respective properties.  All consents, approvals, licenses, qualifications, authorizations or other orders of any court, regulatory body, administrative agency or other governmental agency or body that are required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, including the issuance, sale and delivery of the Shares, have been obtained, except such consents, approvals authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Agents.

(l) Except as would not reasonably be expected to have a Material Adverse Effect, the material contracts to which the Company or any of its Subsidiaries is a party, have been duly and validly authorized, executed and delivered by the Company or its Subsidiaries, as the case may be, and constitute the legal, valid and binding agreements of the Company or its Subsidiaries, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.

(m) The deposit accounts of the Central Pacific Bank (the “Bank”) are insured up to the maximum amount provided by the FDIC and no proceedings for the modification, termination or revocation of any such insurance are pending or threatened.

(n) Except as disclosed in each of the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent, that would reasonably be expected to have a Material Adverse Effect.

(o) Except as disclosed in each of the General Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any order of the Federal Reserve Board (other than orders applicable to bank holding companies and their subsidiaries generally), under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock (other than as provided in the (x) Indenture, dated December 15, 2004, by and between the Company, as issuer, and Wilmington Trust Company, as trustee, and (y) Indenture, dated October 10, 2003, by and between the Company, as issuer, and U.S. Bank National Association, as trustee), from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(p) Each of the Company and its Subsidiaries has valid title to all the properties and assets described as owned by it in the consolidated financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, free and clear of all liens, mortgages, pledges, or encumbrances of any kind except (i) those, if any, reflected in such consolidated financial statements, or (ii) those that would not reasonably be expected to have a Material Adverse Effect.  Any real property and buildings held under lease or sublease by the Company and each of its Subsidiaries are held by them under valid, subsisting and enforceable leases.

(q) Except as disclosed in each of the General Disclosure Package and the Prospectus, since December 31, 2008, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, (ii) except for publicly disclosed ordinary dividends on the Common Stock and dividends paid on the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, the Company has not made or declared any distribution in cash or in kind to its shareholders, (iii) neither the Company nor any of its Subsidiaries has issued any capital stock or securities issuable into capital stock except for securities issued pursuant to the Company’s existing shareholder-approved equity incentive plans, (iv) neither the Company nor its Subsidiaries has incurred any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not fully reflected or reserved against in the financial statements described in Section 1(cc), except for liabilities that have arisen since such date in the ordinary and usual course of business and consistent with past practice and that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect and (v) no event or events have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.  As used in this paragraph, references to the General Disclosure Package and the Prospectus exclude any amendments or supplements thereto subsequent to the date of this Agreement.

(r) The Company owns, is licensed or otherwise possesses all rights to use, all patents, patent rights, inventions, know-how (including trade secrets and other unpatented or unpatentable or confidential information, systems, or procedures), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the “Intellectual Property”) necessary for the conduct of its business as described in each of the General Disclosure Package and the Prospectus, except as would not reasonably be expected to have a Material Adverse Effect.  No claims have been asserted against the Company by any person with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property except as would not reasonably be expected to have a Material Adverse Effect.

(s) Each of the Company and its Subsidiaries is in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal banking and environmental laws and regulations, except where failure to be so in compliance would not reasonably be expected to have a Material Adverse Effect.  Except as described in the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries is (a) in violation of its charter or bylaws or other organizational documents, as applicable, except for any immaterial failure on the part of the Subsidiaries (other than the Bank) to comply; (b) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company or any of its Subsidiaries, pursuant to any agreement, mortgage, deed of trust, lease, franchise, license, indenture or permit, except as would not reasonably be expected to have a Material Adverse Effect or (c) a party to or subject to or has received any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any governmental authority, and neither the Company nor any Subsidiary has been advised by any governmental authority that such governmental authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.  Neither the Company nor any Subsidiary has received any communication from any governmental authority that it is not acting in material compliance with any statute, regulation or ordinance.  The Bank has received a Community Reinvestment Act rating of “Satisfactory” or better.

(t) Each of the Company and its Subsidiaries has filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon to the extent that such taxes have become due and are not being contested in good faith, and the Company does not have knowledge of any tax deficiency that has been or might be asserted or threatened against it or any Subsidiary, in each case, that could reasonably be expected to have a Material Adverse Effect.  All material tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company.  There is no tax lien, whether imposed by any federal, state or other taxing authority, outstanding against the assets of the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

(u) On the Settlement Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares will have been, fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

(v) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(w) The Company and each of its Subsidiaries maintain insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for its business on a consolidated basis, including, but not limited to, insurance covering real and personal property owned or leased by the Company or any of its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.  There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  Neither the Company nor any Subsidiary has received notice from any insurance carrier that such insurance will be canceled or that coverage thereunder will be reduced or eliminated (except any such insurance or coverage that will be replaced by policies covering the full or substantially the full amount of the original coverage with no lapse in coverage), and there are presently no material claims pending under policies of such insurance and no notices have been given by the Company or any Subsidiary under such policies.

(x) Neither the Company nor any affiliate of the Company nor any person acting on their behalf has taken, nor will the Company or any affiliate or any person acting on their behalf take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(y) The Company shall use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in each of the General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(z) No transaction has occurred between or among the Company or any Subsidiary, on the one hand, and its affiliates, officers or directors on the other hand, that is required to have been described under applicable securities laws in its 1934 Act filings and is not so described in such filings.

(aa) There is no transaction, arrangement or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably expected to have a Material Adverse Effect.

(bb) Each of the Company and its Subsidiaries has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary  to own, lease and operate their respective properties and currently necessary for the operation of their respective businesses, except where the failure to possess currently such franchises, licenses, certificates and other authorizations would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permit that, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

(cc) The consolidated financial statements of the Company and the related notes and schedules thereto included in its 1934 Act filings fairly present the financial position, results of operations, shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries at the dates and for the periods specified therein.  Such financial statements and the related notes and schedules thereto have been prepared in accordance with accounting principles generally accepted in the United States consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments (which are not expected to be material) and do not contain all footnotes required under generally accepted accounting principles.

(dd) The Company is in compliance in all material respects with the requirements of the New York Stock Exchange (“NYSE”) for continued listing of the Common Stock thereon.  The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the listing of the Common Stock on the NYSE, nor has the Company received any notification that the Commission or NYSE is contemplating terminating such registration or listing.  The transactions contemplated by this Agreement will not contravene the rules and regulations of NYSE.

(ee) The Company maintains a system of internal controls over financial reporting (as defined in Rule 13a-15 under the 1934 Act) that have been designed by, or under the supervision of, its principal executive and financial officer, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has disclosure controls and procedures (as defined in Rules 13a-4 and 15d-14 under the 1934 Act) that are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and the Company’s principal financial officer or persons performing similar functions.  The Company has not become aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

(ff) Neither the Company, nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(gg) Except as described in each of the General Disclosure Package and the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company (other than this Agreement) and (B) there are no agreements between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act or otherwise register any securities of the Company owned or to be owned by such person.

(hh) Except as described in the Prospectus, the Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ii) There has been no storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or any Subsidiary (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any Subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any Subsidiary or with respect to which the Company or any Subsidiary have knowledge; in each of the foregoing cases, except as would not reasonably be expected to have a Material Adverse Effect.  As used in this Section 1(ii), the terms “hazardous wastes”, “toxic wastes”, “hazardous substances”, and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(jj) The Company is not, nor has ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(kk) The Company is not, nor has ever been, an issuer of the type described in Rule 144(i)(l) under the 1933 Act.

(ll) Each of the Company and its Subsidiaries does and will, after giving effect to the transactions contemplated hereby, own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including known contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of its existing debts as they become absolute and matured considering the financing alternatives reasonably available to it.  The Company has no knowledge of any facts or circumstances which lead it to believe that it or any of its Subsidiaries will be required to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction, and has no present intent to so file.

(mm) Neither the execution of this Agreement nor the issuance of the Shares will trigger any rights or obligations, or require compliance with any Hawaii “takeover” statute.

Section 2. Sale and Delivery of Shares.

(a) Subject to the terms and conditions set forth herein, the Company agrees to sell through the Agents, acting as sales agents, or directly to the Agents, acting as principals, from time to time, and the Agents agree to use their commercially reasonable efforts to sell, as sales agents for the Company, the Shares.  Sales of the Shares, if any, through the Agents acting as sales agents or directly to the Agents, acting as principals, will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent that is the exclusive sales Agent for the sale of the Shares, pursuant to Section 2(c) below (the “Exclusive Sales Agent”), on any trading day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”) that the Company has satisfied its obligations under Section 6 of this Agreement and that the Company has instructed such Exclusive Sales Agent to make such sales.  On any Trading Day, the Company may instruct the Exclusive Sales Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the Exclusive Sales Agent) as to the maximum number of Shares to be sold by the Exclusive Sales Agent on such day (in any event not in excess of the number available for sale under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold.  Subject to the terms and conditions hereof, the Exclusive Sales Agent shall use its commercially reasonable efforts to sell, as sales agent, all of the Shares so designated by the Company.  The Company and each Agent acknowledge and agree that (A) there can be no assurance that either Agent will be successful in selling the Shares, (B) no Agent will incur liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required by this Agreement and (C) no Agent shall be obligated to purchase Shares on a principal basis, except as otherwise specifically agreed by such Agent and the Company pursuant to a Terms Agreement, (D) no Agent shall be liable for executing sales in reliance upon information provided to it by the Company, provided that such Agent has complied with the terms of this Agreement.  In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Sandler O’Neill & Partners shall act as the Exclusive Sales Agent until Shares have been sold by Sandler O’Neill & Partners with aggregate gross proceeds of Five Million Dollars ($5,000,000).  Then RBC Capital Markets shall act as the Exclusive Sales Agent until Shares have been sold by RBC Capital Markets with aggregate gross proceeds of Five Million Dollars ($5,000,000).  Thereafter, Sandler O’Neill & Partners shall be the Exclusive Sales Agent until Shares have been sold by Sandler O’Neill & Partners with aggregate gross proceeds of Two Million Five Hundred Thousand Dollars ($2,500,000).  Thereafter, RBC Capital Markets shall be the Exclusive Sales Agent until Shares have been sold by RBC Capital Markets with aggregate gross proceeds of Two Million Five Hundred Thousand Dollars ($2,500,000).  The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares or any other equity security of the Company shall only be effected by or through the Exclusive Sale Agent on any given Trading Day, and the Company shall in no event request that Agents sell Shares on the same day; provided, however, that (i) the foregoing limitation shall not apply to (A) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (B) sales solely to employees or security holders of the Company or its Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons and (ii) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement.

(d) Notwithstanding the foregoing, the Company shall not authorize the sale of, and neither Agent, acting as sales agent, shall be obligated to use its commercially reasonable efforts to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time by the Company’s Board of Directors, or a duly authorized committee thereof, and communicated to the Agent in writing, or (ii) when such sales would result in the aggregate offering price or number, as the case may be, of Shares sold pursuant to this Agreement and any Terms Agreement exceeding the aggregate offering price or number, as the case may be, of Common Stock (x) set forth in the preamble paragraph of this Agreement, (y) available for sale under the Prospectus and the then currently effective Registration Statement or (z) authorized from time to time to be sold under this Agreement or any Terms Agreement by the Company’s Board of Directors, or a duly authorized committee thereof, and communicated to the Agent in writing.  In addition, the Company or the relevant Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged), suspend the offering of the Shares with respect to the portion of the offering for which such Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(e) The gross sales price of any Shares sold pursuant to this Agreement by either Agent acting as sales agent of the Company shall be the market price prevailing at the time of sale for Common Stock sold by such Agent on the NYSE or otherwise, at prices relating to prevailing market prices or at negotiated prices.  The compensation payable to each Agent for sales of the Shares pursuant to this Agreement shall be equal to 1.25% of the gross sales price of the Shares, regardless of which Agent sells the Shares.  The Company may sell Shares to either Agent as principal at a price agreed upon between the Company and such Agent at the relevant Applicable Time and pursuant to a separate Terms Agreement.  The gross proceeds, after deduction of 2.5% of the gross sales price of the Shares sold by the Agents and for any transaction fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).  The applicable Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required.

(f) Each Agent acting as the Exclusive Sales Agent for any given Trading Day as specified in Section 2(c) above shall provide written confirmation to the Company and the other Agent following the close of trading on the NYSE each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the Net Proceeds to the Company and the compensation payable by the Company to such Agent with respect to such sales.

(g) Settlement for sales of Shares pursuant to this Section 2 will occur on the third business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Agent who made such sale (each such day, a “Settlement Date”).  On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be delivered by the Company to the applicable Agent against payment from such Agent of the gross proceeds of the Shares sold, less such Agent’s commission of 1.25% from the sale of such Shares and the Company shall pay the other Agent (who did not act as the Exclusive Sales Agent), in same day funds delivered to accounts designated by such other Agent, an amount equal to 1.25% of the gross proceeds from the sale of such Shares.  Settlement for all Shares shall be effected by book-entry delivery of Shares to an account at The Depository Trust Company designated by the Agent against payments by the Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company.  If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) indemnify and hold the Agent who sold such Shares harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Agent who sold such Shares any commission to which it would otherwise be entitled absent such default.  Any Agent who breaches this Agreement by failing to deliver the applicable gross proceeds, less such Agent’s commission of 1.25% from the sale of the Shares on any Settlement Date, for Shares delivered by the Company, will pay the Company interest based on the effective overnight federal funds rate until such proceeds, together with such interest, have been fully paid.

(h) Notwithstanding any other provision of this Agreement, the Company and the Agents agree that no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and no Agent shall be obligated to sell, during any period in which the Company is in possession of material non-public information.  The Company will notify the Agent when the Company’s insider trading policy would prohibit the purchase or sale of Common Stock by its officers or directors.

(i) At each Applicable Time, Settlement Date, Registration Amendment Date and each Company Periodic Report Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement.  Any obligation of the Agents to use their commercially reasonable efforts to sell the Shares on behalf of the Company as Exclusive Sales Agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

Section 3. Covenants.  The Company covenants with each Agent as follows:

(a) During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares (whether physically or through compliance with Rule 153 or Rule 172 under the 1933 Act, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act), (i) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to any Settlement Date which shall be disapproved by either Agent promptly after reasonable notice thereof and to advise each Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Agents with copies thereof, (ii)  to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the 1933 Act, (iii) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the 1934 Act, (iv) to advise each Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information, and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Shares by the Agents, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b) Promptly from time to time to take such action as each Agent may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as either Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Shares, provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction; and to promptly advise each Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c) During any period when the delivery of a prospectus is required (whether physically or through compliance with Rule 153 or Rule 172 under the 1933 Act, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, the Company will make available to each Agent, as soon as practicable after the execution of this Agreement, and thereafter from time to time furnish to each Agent, copies of the most recent Prospectus in such quantities and at such locations as each Agent may reasonably request for the purposes contemplated by the 1933 Act.  During any period when the delivery of a prospectus is required (whether physically or through compliance with Rule 153 or Rule 172 under the 1933 Act, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Agents and to file such document and to prepare and furnish without charge to the Agents as many written and electronic copies as each Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations (including, at the option of the Company, Rule 158 under the 1933 Act).

(e) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the 1933 Act without regard to the proviso therein and otherwise in accordance with Rule 456(b) and Rule 457(r) under the 1933 Act.

(f) To use the Net Proceeds received by it from the sale of the Shares pursuant to this Agreement and any Terms Agreement in the manner specified in the General Disclosure Package.

(g) To file with the NYSE all documents and notices, and make all certifications, required by the NYSE of companies that have securities that are listed on the NYSE and maintain such listing.

(h) At each Applicable Time, each Settlement Date, each Registration Statement Amendment Date (as defined below) and each Company Periodic Report Date (as defined below) and each date on which Shares are delivered to the Agents pursuant to a Terms Agreement, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement or any Terms Agreement.  In each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Shares were made by or through the Agents under this Agreement or any Terms Agreement (each date on which any such document is filed, and any date on which an amendment to any such document is filed, a “Company Periodic Report Date”), or in a prospectus supplement to the Prospectus filed pursuant to Rule 424(b) promptly after each such Company Periodic Report Date in respect of any quarter in which sales of Shares were made by or through the Agents under this Agreement or any Terms Agreement, the Company shall set forth with regard to such quarter the number of Shares sold through the Agents under this Agreement or any Terms Agreement, the Net Proceeds received by the Company and the compensation paid by the Company to the Agents with respect to sales of Shares pursuant to this Agreement or any Terms Agreement.

(i) Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to any Agent as principal on a Settlement Date and promptly after each (i) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Shares, (2) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 3(h), (3) in connection with the filing of any current reports on Form 8-K (other than any current reports on Form 8-K which contain financial statements, supporting schedules or other financial data, including any current report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) or (4) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)) (each such date, a “Registration Statement Amendment Date”) and (ii) Company Periodic Report Date, the Company will furnish or cause to be furnished forthwith to each Agent a certificate dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form reasonably satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 6(i) of this Agreement which were last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(i), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such certificate.  As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(j) Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to each Agent as principal on a Settlement Date, and promptly after each (i) Registration Statement Amendment Date and (ii) Company Periodic Report Date, the Company will furnish or cause to be furnished to each Agent and to counsel to the Agents the written opinions and letters of counsel for the Company or other counsel reasonably satisfactory to each Agent, dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form and substance reasonably satisfactory to each Agent and counsel to the Agents, of the same tenor as the opinions and letters referred to in Section 6(c), (d), and (e) of this Agreement, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such opinions and letters or, in lieu of such opinions and letters, counsels last furnishing such letters to the Agents shall furnish such Agents with letters substantially to the effect that the Agents may rely on such last opinions and letters to the same extent as though each were dated the date of the letters authorizing reliance (except that statements in such last letters shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).  As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(k) Upon commencement of the offering of Shares under this Agreement, and at the time Shares are delivered to each Agent as principal on a Settlement Date, and promptly after each (i) Registration Statement Amendment Date and (ii) Company Periodic Report Date, the Company will cause KPMG LLP, or other independent accountants reasonably satisfactory to the Agents, to furnish to each Agent a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to each Agent and its counsel, of the same tenor as the letter referred to in Section 6(f) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter.  As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(l) The Company consents to the Agents trading in shares of Common Stock for their own account and for the account of their clients at the same time as sales of Shares occur pursuant to this Agreement or any Terms Agreement.

(m) If, to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representations in Section 1(a) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Shares.

(n) The Company will cooperate timely with any reasonable due diligence review conducted by the Agents or their counsel from time to time in connection with the transactions contemplated hereby or in any Terms Agreement, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

(o) The Company will not, without (i) giving each Agent at least five business days’ prior written notice (or two business days’ prior written notice on any Trading Day with respect to which the Company has not instructed either Agent to make sales and which does not occur in any period when the delivery of a prospectus is required in connection with the offering or sale of Shares) specifying the nature of the proposed sale and the date of such proposed sale and (ii) each Agent suspending activity under this program (which such Agent shall do promptly if so requested) for such period of time as requested by the Company or as deemed appropriate by the Agents in light of the proposed sale, (A) sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of or hedge, directly or indirectly, except as contemplated by this Agreement or as provided in the last sentence of this Section 3(o), any shares of Common Stock or any securities convertible into, exchangeable or exercisable for, or that represent the right to receive any shares of Common Stock or any securities of the Company substantially similar to the Common Stock or publicly announce an intention to do any of the foregoing.  Notwithstanding the provisions set forth in the immediately preceding sentence, the Company may (1) issue shares, and options to purchase shares, of Common Stock pursuant to stock option plans described in the Registration Statement and the Prospectus, as those plans are in effect on the date of this Agreement and (2) issue shares of Common Stock upon the exercise of stock options or other securities convertible into or exchangeable for Common Stock that are described in the Registration Statement and the Prospectus and that are outstanding on the date of this Agreement, and issue shares of Common Stock upon the exercise of stock options issued after the date of this Agreement under stock option plans referred to in clause (2) of this sentence.

(p) To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(q) The Company will comply with all requirements of the NYSE with respect to the issuance of the Shares and will use its reasonable best efforts to: (i) have the Shares approved for listing on the NYSE, subject only to notice of issuance, or (ii) file an application for listing of the Shares on the NYSE at, or prior to, the Settlement Date.

Section 4. Free Writing Prospectus.

(a)   (i) The Company represents and agrees that it has not made and, without the prior consent of the Agents, will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act; and

(ii) each Agent represents and agrees that it has not made and, without the prior consent of the Company, will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission.

(b) The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus (including any free writing prospectus identified in Section 4(a) hereof), including timely filing with the Commission or retention where required and legending.

Section 5. Payment of Expenses.  The Company covenants and agrees with each Agent that the Company will pay or cause to be paid the following:  (i) the reasonable out-of-pocket expenses incurred by the Agents in connection with the transactions contemplated hereby (regardless of whether the sale of the Shares is consummated), including, without limitation, disbursements, fees and expenses of the Agents’ counsel and the reasonable out-of-pocket expenses incurred by Sandler O’Neill & Partners in connection with the postponed offering of Common Stock by the Company commenced in July 2009 (regardless of whether the sale of the Shares is consummated), including, without limitation, disbursements, fees and expenses of Sandler O’Neill & Partners’ counsel and marketing and travel expenses; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Agents; (iii) the cost of printing or producing this Agreement, any Terms Agreement, any Blue Sky and legal investment memoranda, closing documents (including any copying or compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(b) hereof, including the fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and legal investment memoranda; (v) all fees and expenses in connection with the supplemental listing of the Shares on the NYSE; (vi) the filing fees incident to, and the fees and disbursements of counsel for the Agents in connection with, securing any required review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Shares; (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; (ix) any transaction fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the Shares, and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that in no event will the Company be responsible for the expenses described in clause (i) in excess of $375,000.

Section 6. Conditions of Agents’ Obligations.  The obligations of the Agents hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Agreement, the date of any executed Terms Agreement and as of each Registration Statement Amendment Date, Company Periodic Report Date, Applicable Time and Settlement Date, to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) on or prior to the date hereof and in accordance with Section 3(a) hereof; any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with; and the FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b) On every date specified in Section 3(i) hereof and on such other dates as reasonably requested by the Agents, Manatt, Phelps & Phillips, LLP, counsel for the Agents, shall have furnished to the Agents such written opinion or opinions, dated as of such date, with respect to such matters as the Agents may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c) On every date specified in Section 3(j) hereof and on such other dates as reasonably requested by the Agents following the filing of any current reports on Form 8-K, the General Counsel for the Company shall have furnished to the Agents written opinion or opinions, dated as of such date, in form and substance satisfactory to the Agents.

(d) On every date specified in Section 3(j) hereof and on such other dates as reasonably requested by the Agents following the filing of any current reports on Form 8-K, Carlsmith Ball LLP, Hawaii counsel for the Company, shall have furnished to the Agents written opinion or opinions, dated as of such date, in form and substance satisfactory to the Agents.

(e) On every date specified in Section 3(j) hereof and on such other dates as reasonably requested by the Agents following the filing of any current reports on Form 8-K, Sullivan & Cromwell LLP, special counsel for the Company, shall have furnished to the Agents written opinion or opinions, dated as of such date, in form and substance satisfactory to the Agents.

(f) At the dates specified in Section 3(k) hereof and on such other dates as reasonably requested by the Agents following the filing of any current reports on Form 8-K, the independent accountants of the Company who have certified the financial statements of the Company and the Subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Agents a letter, dated as of the date of delivery thereof and addressed to the Agents, in form and substance reasonably satisfactory to the Agents and their counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to agents with respect to the financial statements of the Company and the Subsidiaries included or incorporated by reference in the Registration Statement.

(g)   (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in each of the General Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in each of the General Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Agents so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the Settlement Date on the terms and in the manner contemplated in each of the General Disclosure Package and the Prospectus.  As used in this paragraph, references to the General Disclosure Package and the Prospectus exclude any amendments or supplements thereto subsequent to the date of this Agreement.

(h) Upon commencement of the offering of Shares under this Agreement and on such other dates as reasonably requested by either Agent, the Company will furnish or cause to be furnished promptly to the Agents a certificate of an officer in a form satisfactory to the Agents stating the minimum price for the sale of such Shares pursuant to this Agreement and the maximum number of Shares that may be sold pursuant to this Agreement or, alternatively, maximum gross proceeds from such sales, as authorized from time to time by the Company’s Board of Directors or a duly authorized committee thereof or, in connection with any amendment, revision or modification of such minimum price or maximum Share number or amount, a new certificate with respect thereto;

(i) On each date specified in Section 3(i), each Agent shall have received certificates of officers of the Company satisfactory to each Agent, dated as of such date, as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of all of its obligations hereunder to be performed as of such date, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as the Agents may reasonably request.

(j) The Company shall have complied with the provisions of Section 3(c) hereof with respect to the timely furnishing of prospectuses.

(k) On such dates as reasonably requested by the Agents, the Company shall have conducted due diligence sessions, in form and substance satisfactory to the Agents.

(l) All filings with the Commission required by Rule 424 under the 1933 Act to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 under the 1933 Act (without reliance on Rule 424(b)(8) under the 1933 Act).

(m) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded to the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s debt securities or preferred stock.

(n) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE, the Nasdaq Global Market or the Nasdaq Global Select Market; (ii) a suspension or material limitation in trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) a general moratorium on commercial banking activities declared by either federal, New York or Hawaii state authorities; (iv) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed, or (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions, or currency exchange rates or exchange controls, including without limitation as a result of terrorist activities after the date hereof, or any other calamity or crisis, if the effect of any such event specified in this clause (v), in the judgment of either Agent, is so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the Settlement Date on the terms and in the manner contemplated in either the General Disclosure Package or the Prospectus or to enforce contracts for the sale of the Shares.

(o)  The Shares shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Shares on the NYSE at, or prior to, the Settlement Date.

Section 7. Indemnification.

(a) The Company shall indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use therein (provided, however, that the Company and the Agents hereby acknowledge and agree that the only information that the Agents have furnished to the Company specifically for inclusion in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is the Agents’ names and the last sentence of the first paragraph appearing in the Prospectus Supplement relating to no stabilizing transactions in the section entitled “Plan of Distribution.”

(b) The Agents shall indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except and then only to the extent such indemnifying party is materially prejudiced thereby.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation hereunder received by the Agents.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Shares were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) either Agent, or any of the respective partners, directors, officers and employees of either Agent or any such controlling person; and the obligations of the Agents under this Section 7 shall be in addition to any liability which the Agents may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company within the meaning of the 1933 Act.

Section 8. Representations, Warranties and Agreements to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agents, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agents or any controlling person of the Agents, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

Section 9. No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (i) the Agents are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering) and (ii) the Agents have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iii) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that either Agent has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Section 10. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement with respect to either Agent or both Agents in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through either Agent for the Company, the obligations of the Company, including in respect of compensation of such Agent, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 5, Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time; provided, however that such termination shall only be with respect to the Agent giving notice and shall have no effect on any other Agent’s rights or obligations under this Agreement.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 1, Section 5, Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless and until terminated pursuant to Section 10(a) or (b) above, or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 5, Section 7 and Section 8 of this Agreement shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by any Agent or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(g) hereof; provided, however that, if this Agreement is terminated with respect to either Agent, the terminated Agent shall no longer be entitled to the compensation set forth in Section 2 hereof from sales made by the continuing Agent and the continuing Agent shall be entitled to the full compensation of 2.5%.

(e) In the case of any purchase by an Agent pursuant to a Terms Agreement, the Agent may terminate this Agreement and such Terms Agreement, at any time at or prior to the Settlement Date for such purchase as a result of the occurrence of any of the events set forth in Sections 6(g) or 6(n) hereof.

Section 11. Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and if to the Agents shall be delivered or sent by mail, electronic or facsimile transmission to Sandler O’Neill & Partners, L.P., 919 Third Avenue, 6th Floor, New York, NY 10022, Attention: General Counsel and to RBC Capital Markets Corporation, 3 World Financial Center, 200 Vesey Street, 8th Floor, New York, NY  10006; and if to the Company shall be delivered or sent by mail to 220 South King Street, Honolulu, HI 96813, Attention: Glenn K.C. Ching – Senior Vice President and General Counsel.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

Section 12. Parties.  This Agreement shall be binding upon, and inure solely to the benefit of, the Agents and the Company and, to the extent provided in Sections 7 and 8 hereof, the officers and directors of the Company and the Agents and each person who controls the Company or the Agents, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of Shares through the Agents shall be deemed a successor or assign by reason merely of such purchase.

Section 13. Time of the Essence; Business Day.  Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

Section 14. Waiver of Jury Trial.  The Company and the Agents hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 15. Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 16. Counterparts.  This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.  This Agreement and any Terms Agreement may be delivered by any party by facsimile or other electronic transmission.

Section 17. Severability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Signatures on next page]

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the parties hereto in accordance with its terms.

Very truly yours,

CENTRAL PACIFIC FINANCIAL CORP.

By:	/s/ Dean K. Hirata
Name: Dean K. Hirata
Title: Chief Financial Officer

Accepted as of the date hereof:

Sandler O’Neill & Partners, L.P.
By:	Sandler O’Neill & Partners Corp.,
the sole general partner

By:	/s/ Brian R. Sterling
Name: Brian R. Sterling
Title: An Officer of the Corporation

RBC Capital Markets Corporation

By:	/s/ Joseph L. Morea
Name: Joseph L. Morea
Title: Managing Director

Annex 1

Central Pacific Financial Corp.

Common Stock
(without par value)

TERMS AGREEMENT

[Name of Agent]

Ladies and Gentlemen:

Central Pacific Financial Corp., a Hawaii corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated September [4], 2009 (the “Distribution Agreement”), among the Company, Sandler O’Neill & Partners, L.P. and RBC Capital Markets Corporation, to sell to [Name of Agent] (the “Agent”) the securities specified in the Schedule hereto (the “Purchased Securities”).

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement and the Applicable Time, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement and the Settlement Date in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

An amendment to the Registration Statement (as defined in the Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to sell to the Agent and the latter agrees to purchase from the Company the number of Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Company in accordance with its terms.

Very truly yours,

Central Pacific Financial Corp.

By:  ____________________

Name:
Title:

Accepted as of the date hereof:

[Name of Agent]
By:	_________________________________,
_________________________________

By:	_________________________________
Name:
Title:

SCHEDULE OF PURCHASED SECURITIES

Central Pacific Financial Corp. agrees to sell to the Agent listed below and the Agent listed below agrees to purchase from Central Pacific Financial Corp., pursuant to the Terms Agreement to which this schedule is attached, as follows:

NAME OF AGENT:

NUMBER OF PURCHASED SECURITIES:

TIME AND PLACE:

PURCHASE PRICE: